THE BANK OF NEW YORK MELLON

101 Barclay Street

New York, New York 10286

December 10, 2015

Securities & exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Attn.: Document Control

RE:	American Depositary Shares evidenced by American Depositary Receipts for Ordinary Shares of
Alon Blue Square-Israel Ltd.
(Form F-6 File No 333-05158)
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Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of The Bank of New York Mellon, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (“Prospectus”) reflecting the change in Ratio. The change is effective December 14, 2015

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the ADR certificate with the revised ratio for Alon Blue Square-Israel Ltd.

The Prospectus has been revised to reflect the removal of the Par Value and the new ratio, which has been changed to read:

“Each American Depositary Share represents ten deposited Shares”.

Please contact me with any questions or comments at 212 815-2187.

Victor Francis

Vice President

The Bank of New York Mellon - ADR Division

Encl.

CC: Paul Dudek, Esq. (Office of International Corporate Finance)